UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Corporate Woods Blvd.

Albany, NY 12211

(address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. Indenture and First-Priority Senior Secured Notes due 2020

On October 25, 2012, Momentive Performance Materials Inc. (the “Company”) announced that MPM Escrow LLC and MPM Finance Escrow Corp., wholly owned special purpose subsidiaries of the Company (collectively, the “Escrow Issuers”), entered into an indenture (the “Indenture”) among the Escrow Issuers, MPM TopCo LLC (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), governing the Escrow Issuers’ $1,100,000,000 aggregate principal amount of 8.875% First-Priority Senior Secured Notes due 2020 (the “Notes”), which mature on October 15, 2020. The Notes were offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The gross proceeds of the Notes have been placed in escrow pending satisfaction of certain conditions, including either (i) obtaining an amendment to the Company’s senior secured credit facilities (the “Senior Secured Credit Facilities”) to permit the Company to assume the obligations of the Escrow Issuers under the Notes or (ii) entering into the asset-based lending facility described below. Upon satisfaction of such conditions, the Company will assume the Escrow Issuers’ obligations under the Notes (the “Assumption”). If such conditions are not satisfied by January 15, 2013 (or such earlier date as the Company determines that such conditions cannot be satisfied), the Escrow Issuers will redeem the Notes at a price equal to 100% of the gross proceeds of the Notes, plus accrued interest (the “Escrow Redemption Price”).

On and after the Assumption, the Notes will be guaranteed on a senior secured basis by each of the Company’s existing domestic subsidiaries that is a guarantor under the Senior Secured Credit Facilities and by each of the Company’s future domestic restricted subsidiaries that guarantees the Senior Secured Credit Facilities (the “Note Guarantors”). On and after the Assumption (if the Company obtains an amendment to the Senior Secured Credit Facilities but prior to entering into the ABL Facility), the Notes will be secured by first-priority pari passu liens on the collateral of the Company and the Note Guarantors under the Senior Secured Credit Facilities, subject to certain exceptions and permitted liens. After the Company enters into the ABL Facility, the Notes will be secured by first-priority liens on certain notes priority collateral (which generally includes the domestic assets of the Company and the Note Guarantors other than inventory and accounts receivable and related assets) and by second-priority liens on the certain domestic ABL priority collateral (which with respect to the Company and Note Guarantors generally includes inventory and accounts receivable and related assets), in each case subject to certain exceptions and permitted liens. On and after the Assumption, the Notes will rank equally in right of payment with all senior indebtedness of the Company and Note Guarantors and senior to all subordinated indebtedness of the Company and Note Guarantors.

The Notes will bear interest at 8.875% per annum. Interest on the Notes will be paid on each April 15 and October 15, commencing on April 15, 2013.

The Company may redeem some or all of the Notes before October 15, 2015 at a redemption price of 100% of the principal amount plus accrued and unpaid interest and additional interest, if any, to the redemption date, plus a make-whole premium. Thereafter, the Notes may be redeemed at the Company’s option on the redemption dates and at certain specified redemption prices. On or prior to October 15, 2015, the Company may redeem up to 35% of the aggregate principal amount of Notes with the net cash proceeds of one or more equity offerings at certain specified redemption prices.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) grant liens on assets; (iii) pay dividends or make distributions to the Company’s stockholders; (iv) repurchase or redeem capital stock or subordinated indebtedness; (v) make investments or acquisitions; (vi) incur restrictions on the ability of the Company’s subsidiaries to pay dividends or to make other payments to us; (vii) enter into transactions with the Company’s affiliates; (viii) merge or consolidate with other companies or transfer all or substantially all of the Company’s assets; and (ix) transfer or sell assets.

2. Escrow Agreement

On October 25, 2012, The Bank of New York Mellon Trust Company, N.A., as escrow agent and trustee, under the Indenture, the Escrow Issuers and the Guarantor entered into an escrow agreement (the “Escrow Agreement”).

Pursuant to the Escrow Agreement, the Escrow Issuers have deposited the gross proceeds of the offering into an escrow account, together with sufficient cash, government obligations and/or letters of credit (as determined by the Company) to yield the aggregate Escrow Redemption Price for all of the Notes. The Escrow Issuers have granted to the Trustee, for the benefit of the holders of the Notes, a first-priority security interest in the escrow account and all deposits therein to secure the obligations of the Escrow Issuers pending disbursement.

The foregoing summary is qualified in its entirety by reference to the Indenture and the Escrow Agreement, attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 4.1	Indenture, dated as of October 25, 2012, by and among MPM Escrow LLC and MPM Finance Escrow Corp., MPM TopCo LLC and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 4.2	Escrow Agreement, dated as of October 25, 2012, by and among MPM Escrow LLC and MPM Finance Escrow Corp. and The Bank of New York Mellon Trust Company, N.A., as escrow agent and trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: October 26, 2012	By:	/s/ George F. Knight
George F. Knight
Senior Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 25, 2012, by and among MPM Escrow LLC and MPM Finance Escrow Corp., MPM TopCo LLC and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Escrow Agreement, dated as of October 25, 2012, by and among MPM Escrow LLC and MPM Finance Escrow Corp. and The Bank of New York Mellon Trust Company, N.A., as escrow agent and trustee.